UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Integral Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTEGRAL SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 18, 2007

TO THE STOCKHOLDERS OF INTEGRAL SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Integral Systems, Inc. (the “Company” or “Integral”) will be held at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland at 6:00 p.m. on Wednesday, April 18, 2007, for the following purposes:

1.	To elect eight (8) Directors to serve for a term of one (1) year or until their successors are duly elected and qualified;

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has set the close of business on February 15, 2007 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s offices during normal business hours for a period of 10 days prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

By Order of the Board of Directors,

/s/ THOMAS L. GOUGH
March 15, 2007	Thomas L. Gough
Lanham, Maryland	President

INTEGRAL SYSTEMS, INC.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

Annual Meeting of Stockholders

April 18, 2007

PROXY STATEMENT

Information Concerning Solicitation and Voting

General

The enclosed proxy is solicited on behalf of Integral Systems, Inc. (the “Company”), a Maryland corporation, for the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 6:00 p.m. on Wednesday, April 18, 2007, at Patuxent Greens Country Club, located at 14415 Greensview Drive, Laurel, Maryland or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

These proxy solicitation materials were mailed on or about March 21, 2007 to all stockholders entitled to vote at the meeting.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on February 15, 2007 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of the Record Date consisted of 11,068,221 shares of common stock of the Company, par value $.01 per share (the “Common Stock”). For information regarding holders of more than 5% of the outstanding Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Revocability of Proxies

The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a stockholder who has executed and returned a proxy is present at the Annual Meeting and wishes to vote in person, he, she or it may elect to do so and thereby suspend the power of the proxy holders to vote his, her or its proxy. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share of Common Stock held, to one vote on each proposal or item that comes before the meeting. All shares represented at the Annual Meeting by a proxy will be voted in accordance with the choices specified on the proxy. If no direction is given, proxies will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A Board of Directors consisting of eight (8) directors is to be elected at the Annual Meeting (Proposal 1). In the election of the directors, a plurality of the votes cast at the Annual Meeting at which a quorum is present is sufficient to elect the director. Thus, each stockholder will be entitled to vote for eight (8) nominees and the eight (8) nominees with the greatest number of votes will be elected. Proposal 1 is proposed by the Company. Under Maryland law, there are no appraisal or dissenter’s rights with respect to any matter to be voted on at the Annual Meeting that is described herein.

Proxy Solicitation Costs

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or electronic mail.

Quorum; Abstentions; and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. An abstaining vote and a broker “non-vote” (a broker non-vote with respect to shares occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such shares) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares exists. Abstentions and broker non-votes will not be treated as a vote cast and will not affect the outcome of the vote with respect to the election of eight (8) directors (Proposal 1).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

A Board of Directors consisting of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s eight nominees. The eight directors nominated for election at the Annual Meeting are: John M. Albertine, Alan W. Baldwin, Paul G. Casner Jr., Peter J. Gaffney, Thomas L. Gough, William F. Harley III, William F. Leimkhler, and R. Doss McComas (each, a “Nominee,” and collectively, the “Nominees”). In the event that any of the Nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any Nominee will be unavailable.

The Bylaws of the Company provide that the number of members of the Board of Directors shall consist of not less than three nor more than nine directors and that the exact number may be determined by the Board of Directors or the stockholders. The Board of Directors has determined that the number of members of the Board shall be nine until the date of the Annual Meeting, at which time the number shall be set to eight. Each director is elected for a one-year term at each annual meeting of the stockholders. Directors serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Board of Directors has the power to fill any vacancies on the Board. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the term and until such director’s successor is elected and qualified or until his or her death or retirement or until he or she shall resign or be removed.

Officers are elected by the Board of Directors. Each officer holds office until his or her successor is elected or appointed and qualified and until his or her earlier resignation or removal.

The terms of each of the elected directors will expire at the next annual meeting of stockholders or when their successors are elected and qualified.

The Board of Directors Unanimously Recommends

That Stockholders Vote “FOR” the Nominees

Set forth below is certain information regarding the directors (including the Nominees) and executive officers of the Company.

Directors and Executive Officers:	Age	Position
R. Doss McComas	53	Chairman of the Board and Outside Director(1)(2)
John M. Albertine	62	Outside Director (2)(3)
Alan W. Baldwin	70	Outside Director (2)(3)
Paul G. Casner Jr.	69	Outside Director (2)
William F. “Mickey” Harley, III	43	Outside Director (3)
Dominic A. Laiti	75	Outside Director (1)(2)
William F. Leimkuhler	55	Outside Director (1)(2)(3)
Peter J. Gaffney	47	Chief Executive Officer and Director
Thomas L. Gough	58	President and Director
Elaine M. Brown	43	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Stuart C. Daughtridge	43	Executive Vice President, Commercial Division
Gary A. Prince James G. Schuetzle	52 52	Executive Vice President, Managing Director of Operations Executive Vice President, Government Division
Patrick R. Woods	51	Executive Vice President, Business Development

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating Committee

R. Doss McComas, 53, was appointed Chairman of the Board effective April 21, 2006. He has served as an outside director of the Company since July 1995. He is Vice President of TECORE Wireless Systems, Inc., a supplier of cellular protocol based wireless systems. Previously he was President of LynxConnect and Cybercommunitys, Chairman of Plexsys International, President of Fortel Technologies, Inc., and held positions with COMSAT RSI and Radiation Systems, Inc., including Group Vice President, Vice President of Acquisitions, Strategic Planning and International Marketing, and General Counsel. He holds a B.A. degree from Virginia Polytechnic Institute; an M.B.A. from Mt. Saint Mary’s; and a J.D. from Gonzaga University.

John M. Albertine, 62, joined the Board of Directors December 6, 2006. Mr. Albertine has been a Director of 12 publicly traded companies in his career. From 1969 through 1977, Mr. Albertine served as the Associate Professor of Economics at Mary Washington College. From 1977 through 1979, he served as Legislative Assistant to Senator Lloyd M. Bensten. From 1979 to 1980, he served as Executive Director to the Congressional Joint Economic Committee. From 1981 through 1986, he served as President of the American Business Conference. From 1986 through 1990, he served as Vice Chairman of the Fruit of the Loom Company. In 1990, Dr. Albertine founded Albertine Enterprises, Inc., a merchant banking and consulting firm. Dr. Albertine has been the Chairman and CEO of Albertine Enterprises for the last 16 years and continues in that position today. Currently, Mr. Albertine is the Director of Kandant Co., NYSE, Vice Chairman of the Virginia Retirement Systems and a member of the Virginia Governor’s Board of Economic Advisers. Mr. Albertine holds a PH.D in Economics from the University of Virginia.

Alan W. Baldwin, 70, joined the ISI Board of Directors December 6, 2006. Mr. Baldwin spent 10 years in the U.S. military at both the U.S. Army’s Redstone Arsenal, Alabama missile development center, and the U.S. Air Force Space and Missile System Division in Los Angeles, California. He played a vital role in the early research and development of Laser guided missiles and smart bomb technology for both the Army and subsequently the Air Force. He also managed a subsystems program office while in the Air Force that provided boost-phase guidance & control and telemetry equipment and services for all Atlas and Titan space launches at Cape Kennedy in Florida and Vandenberg Air Force Base in California. After leaving the military, Mr. Baldwin spent 10 years with TRW Electronics in Los Angeles managing a manufacturing plant specializing in producing high-reliability semiconductor products for the guidance and navigation systems for the Air Force’s Minuteman and the Navy’s Poseidon ICBM systems. Since 1980, Mr. Baldwin has been the CEO and/or President of several high technology-based companies manufacturing honeycomb and advanced composite materials for the aerospace and aircraft industries. In May 2005, Mr. Baldwin joined Argosy International as the President and Chief Operating Officer. Argosy International has been an “ahead of the curve” leader in preparing for the major shift of commercial aircraft OEM and also maintenance repair and overhaul (MRO) manufacturing activities that are taking place in the Pacific rim. More recently, beginning in June 2006, Mr. Baldwin has left the day to day activities at Argosy and has begun to focus exclusively on analysis, and follow-on development activities for specific aerospace and commercial honeycomb manufacturing and value-added special processing projects to be implemented by Argosy over the next several years in mainland China.

Paul G. Casner Jr., 69, joined the ISI Board of Directors, December 18, 2006. After graduating from Drexel University, Mr. Casner joined the staff of the Johns Hopkins Applied Physics Laboratory (APL) and advanced to the status of Principal Staff. In 1979, Mr. Casner co-founded the business, American Computer and Electronics were he grew the military segment of the company and led the effort to develop a Console Emulation Capability which was used by the US Navy for combat training. In 1984, Mr. Casner joined Norden Systems, Inc. as Vice President in Charge of Maryland Operations and advanced to Senior Vice President of Engineering for all Norden Systems. In 1989, Mr. Casner became the President and Chief Executive Officer of the Norden Service Company. In 1991, Mr. Casner formed Technical Applications and Service Company (TAS) which purchased the assets of the Norden Service Company. In 1993, TAS merged into DRS Technology Inc. where Mr. Casner became President of DRS Electronic Systems. In 1994, he was appointed to the position of President of the company’s Electronic Systems Group. In 1998, he was named Executive Vice President of Operations for the corporation. In 2000, Mr. Casner became Chief Operating Officer for DRS. On April 30, 2005, Mr. Casner retired from DRS Technologies as Executive Vice President and Chief Operating Officer. Mr. Casner earned a Bachelor of Science degree in Electrical Engineering from Drexel University and a Master of Science degree in Management Science from Johns Hopkins University. He is a member of the Naval Reserve Association and is a Commodore of the Navy League of the United States, in addition to other professional affiliations. He has more than 40 years of defense industry experience, which includes several senior positions in business management, technical management, strategic planning and business development. In addition, Mr. Casner serves on the boards of American Computer and Electronics, Mikros, Atair and Aurora Corporations.

William F. “Mickey” Harley III, 43, joined Integral Systems Board of Directors February 7, 2007. Mr. Harley is Co- Portfolio Manager and Chief Investment Officer and is principally responsible for the investment decisions for the Investment Advisor. Before forming the Investment Advisor, Mr. Harley was the Head of Research at Milton. Mr. Harley joined Milton in 1996, where he concentrated on analyzing investment opportunities, developing new investments strategies and managing the overall direction of the risk arbitrage portfolio. At the same time, he managed a propriety-event driven distressed fund for Milton. Before joining Milton, Mr. Harley was a Vice President and Director of Allen and Company. At Allen and Company, Mr. Harley was responsible for the day-to-day management and investment strategies of the arbitrage department that had assets under management in excess of $150 million. While at Allen and Company, Mr. Harley also had investment banking responsibilities and co-managed proprietary funds focusing on turnarounds and banking. Mr. Harley graduated with a master degree in public and private management from Yale University’s (“Yale”) School of Management in 1990. He also obtained a Bachelor of Science degree in chemical engineering and a Bachelor of Arts degree in economics from Yale in 1986. Mr. Harley was elected to the Board of Directions on February 7, 2007 as described in a letter agreement (the “Letter Agreement”) dated January 31, 2007 between and among the Company, Fursa Alternative Strategies LLC, Mr. Harley and Chartwell Capital Investors II, L.P., the terms of which were previously reported by the Company in its Current Report on Form 8-K filed with the SEC on February 6, 2007.

Dominic A. Laiti, 75, has served as an outside director of the Company since July 1995. Mr. Laiti presently provides independent consulting services to several companies. He was founder, President and Director of Globalink, Inc. (an AMX company), from January 1990 to December 1994. He has over 30 years of experience in starting, building, and managing high-technology private and public companies with annual revenues from $2 million to over $120 million. Mr. Laiti was President of Hadron, Inc. from 1979 to 1989; Vice President of Xonics, Inc. from 1972 to 1979; and Vice President of KMS Industries from 1968 to 1972. He is a Director of Pantheon Software, Inc.

Mr. Laiti is not one of the eight directors nominated for election at the April 2007 Annual Meeting.

William F. Leimkuhler, 55, joined the ISI Board of Directors May 3, 2006. Mr. Leimkuhler is the General Counsel and Director of Business Development of Paice Corporation, a privately held developer of advanced vehicle powertrains. From 1994 through 1999, he held various positions with Allen & Company, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti (now Heller Ehrman White & McAuliffe). Mr. Leimkuhler also serves as a director of Speedus Corp. and U.S. Neurosurgical, Inc.

Peter J. Gaffney, 47, has served as Chief Executive Officer of the Company since April 2006 and director of the Company since May 2006. He served as Chief Operating Officer and Executive Vice President, Government Division from August 2005 until April 2006. He served as Executive Vice President, Commercial Products from April 2002 until August 2005. From February 2000 until April 2002, Mr. Gaffney served as Vice President, Commercial Products. From May 1999 until February 2000, he served as Vice President, Commercial Division. In 1992, he became a project manager for EPOCH 2000 ground systems programs, which included the Command and Range Generator project for GE Americom, the Loral Skynet Telstar 3, 4, and 5 ground systems, and the Echostar 1, 2, 3, and 4 ground systems. From 1986 to 1992, he worked on simulators for the Company’s DMSP and Tiros programs. Prior to joining the Company, Mr. Gaffney was a design engineer for the General Electric Co., where he worked on the DSCS, Milstar, Landsat, and Spot satellite programs. Mr. Gaffney graduated from the University of Maryland in 1981 with a B.S. degree in Electrical Engineering.

Thomas L. Gough, 58, became a member of the Company’s staff in January 1984. In March 1996, he was elected to the Board of Directors of the Company. He has served as President of the Company since June 1992. He served as Chief Operating Officer from June 1992 until August 2005. For three years before being named President, Mr. Gough served as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Gough was employed by Business and Technological Systems, Inc., where he managed the Software Systems Division. From 1972 to 1977, he was employed by Computer Sciences Corporation, where he progressed from Programmer Analyst to Section Manager. Mr. Gough earned a B.S. degree from the University of Maryland with a major in Information Systems Management in the School of Business and Public Administration.

Elaine M. Brown, 43, joined the Company in 1983. Ms. Brown has served as Chief Financial Officer since March 1997 and as Executive Vice President since April 2002. In February 2000, she was appointed Secretary and Treasurer. She served as Staff Accountant/Personnel Administrator until January 1995, when she was promoted to Controller/Director of Accounting. In March 1997, Ms. Brown was appointed Vice President. She holds a B.S. degree in Accounting from the University of Maryland and is a Certified Public Accountant.

Stuart C. Daughtridge, 43, joined Integral Systems in January 1999. In October 2004, Mr. Daughtridge was promoted to Executive Vice President of the Commercial Division. In February 2000, he was appointed Vice President of the Commercial Division. From January 1999 to February 2000, he was a senior program manager for the Orion 1, 2 and 3 and New Skies Satellite programs. Prior to joining Integral Systems, Mr. Daughtridge worked in several management positions in the spacecraft engineering and satellite operations division of Orion Satellite Corporation (which later became part of Loral). His last position at Orion was Director of Satellite Operations. From 1990 to 1992, he worked at INTELSAT in spacecraft engineering and satellite operations for the INTELSAT-K spacecraft and the INTELSAT V, IV and VII series of satellites. From 1986 to 1990, he worked for Contel (which later became part of GTE) as a spacecraft engineer for NASA’s Tracking and Data Relay Satellite System. Mr. Daughtridge graduated from Lafayette College in 1986 with a B.S. degree in electrical engineering.

Gary A. Prince, 52, was appointed Executive Vice President and Managing Director of Operations of the Company on August 2, 2006. He has been Managing Director of Operations since August 2005 and Director of Mergers and Acquisitions of the Company since December 1998 when he joined the Company full time. As a consultant, Mr. Prince served on the Company’s Board of Directors from the Company’s inception in 1982 to March 1995. Mr. Prince was also Vice President and Chief Financial Officer of the Company from July 1992 until March 1995. Mr. Prince was the Senior Vice President, Financial Operations of Financial News Network, Inc. from August 1990 until June 1992. Mr. Prince served as Vice President and Chief Financial Officer of Infotechnology, Inc. from October 1987 to July 1989 and he served as Senior Vice President, Finance there from July 1989 to June 1992. From February 1988 to May 1991, Mr. Prince served as Senior Vice President and Chief Financial Officer of United Press International. Mr. Prince holds an MBA and a B.S. in Finance from the University of Maryland. He became a Maryland CPA in 1984.

In August 1995, Mr. Prince was permanently enjoined from violating Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rules 10b-5 and 13b2-2 promulgated thereunder, and in September 1995, Mr. Prince pleaded guilty to a two-count information that charged Mr. Prince with conspiracy to commit securities fraud and bank fraud in violation of 18 U.S.C. § 371 and making a false statement to the Securities and Exchange Commission (the “SEC”) in violation of 18 U.S.C. § 1001 for conduct principally occurring in 1988 through 1990 in conjunction with his positions at Financial News Network and United Press International. In 1997, after cooperating extensively with the Department of Justice over a period of approximately three years in its investigation of these matters and the prosecution of other involved parties, Mr. Prince settled related charges with the SEC whereby he agreed to a permanent injunction barring him from practicing as an accountant before the SEC and in early 1998 was required to report to a Federal minimum security facility for a two-month period relating to these matters. The charges to which Mr. Prince pled guilty and the other matters discussed above were not based upon any acts or omissions involving the Company or Mr. Prince in his capacity as an officer or consultant of the Company. At the direction of the Special Committee (SEC/NASDAQ Inquiry), the Company placed Mr. Prince on paid administrative leave effective November 1, 2006, pending developments in the inquiries by the SEC and NASDAQ and the ongoing investigation by the Special Committee (SEC/NASDAQ Inquiry). The Company cautions that this action does not represent any determination by the Company with regards to the matters that are the subject of the investigation by the Special Committee (SEC/NASDAQ Inquiry), that no inferences should be made in connection with this action, and that the Company does not undertake any obligation to provide further updates with regards to any of these matters before the investigation by the Special Committee (SEC/NASDAQ Inquiry) is completed. See Other Matters – Legal Proceedings.”

James G. Schuetzle, 52, was appointed Executive Vice President, Government Division on August 2, 2006. He was appointed Vice President, Government Division in April 2006 and Vice President of Air Force Programs in April 2002. Mr. Schuetzle started with the Company in 1998 as the Program Manager for the NOAA Polar Antenna Systems Integration (“NPAS”) contract and, in 2001, became the Program Manager for the Air Force Command and Control System – Consolidated (“CCS-C”) contract. Before joining the Company, Mr. Schuetzle worked for the Lockheed Martin Corporation (formerly Loral Aerospace) from 1984 to 1996. While at Lockheed, Mr. Schuetzle held the positions of Manager of Research & Development and Manager of Mission Operations for the N-STAR satellite program. Mr. Schuetzle holds B.S. degrees in Computer Science and Business Administration from the University of Maryland.

Patrick R. Woods, 51, joined the Company in 1995 as Director of Program Development. He has served as Executive Vice President, Business Development since August 2005, and served as Executive Vice President, Government Programs from April 2002 until August 2005. Prior to becoming Executive Vice President, Mr. Woods served as Vice President of Government Programs from April 1998 until April 2002. From 1996 to April 1998, Mr. Woods served as Vice President, NOAA Programs. From 1994 to 1995, he

worked for Space Systems/Loral (“SS/L”), and from 1985 to 1994, he worked for the Lockheed Martin Corporation (formerly Loral Aerospace). Mr. Woods served as the Director of Mission Operations for both SS/L and the AeroSys Division of Loral Aerospace. Mr. Woods holds a B.S. degree in Public Administration and a M.P.A. in Public Management from Indiana University.

On November 10, 2006, Mark D. Funston resigned as a Director of Integral Systems, Inc., including his position as chairman of the Company’s audit committee, due to the demands of his employment as a chief financial officer at another company.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of January 26, 2007, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) the Nominee and each current director and executive officer of the Company and (iii) all current executive officers and directors as a group. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the address of each of the persons named in the table is that of the Company’s principal executive offices.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Five Percent Stockholders:
Fursa Alternative Strategies, LLC 200 Park Ave, 54th Floor New York, NY 10166-3399	1,330,000		12%

Royce & Associates, LLC 1414 Avenue of the Americas, 9th Floor New York, NY 10019-2578	780,900		7.1%

Ashford Capital Management, Inc. 1 Walkers Mill Road Wilmington, DE 19807-2317	744,600		6.7%

Executive Officers, Directors and Nominees:
R. Doss McComas	20,000	(1)	*
409 Biggs Drive
Front Royal, VA 22630
John M. Albertine	—		*
100 Federal Drive
Fredericksburg, VA 22405
Alan W. Baldwin	—		*
1290 Bay Dale Drive
Arnold, MD 21012
Paul G. Casner, Jr.	—		*
5 Sylvan Way
Parsippany, NJ 07054
William F. Harley III	—		*
200 Park Ave, 54th Floor
New York, NY 10166-3399
Dominic A. Laiti	20,000	(2)	*
12525 Knoll Brook Drive
Clifton, VA 22024
William F. Leimkuhler	2,242		*
43 Salem Straits Road
Darien, CT 06820
Peter J. Gaffney	47,648	(3)	*
Thomas L. Gough	151,063	(4)	1.4%
Elaine M. Brown	19,262	(5)	*
Stuart C. Daughtridge	23,100	(6)	*
Gary A. Prince	43,293	(7)	*
James G. Schuetzle	19,000	(8)	*
Patrick R. Woods	25,646	(9)	*
All Directors and Executive Officers as a group (14 persons)	371,254		3.3%

*	Less than one percent of the Common Stock outstanding.
(1)	Includes outstanding options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.
(2)	Includes outstanding options to purchase 20,000 shares of Common Stock which are exercisable within 60 days.
(3)	Includes outstanding options to purchase 43,000 shares of Common Stock which are exercisable within 60 days.
(4)	Includes outstanding options to purchase 8,463 shares of Common Stock which are exercisable within 60 days.
(5)	Includes outstanding options to purchase 10,862 shares of Common Stock which are exercisable within 60 days.
(6)	Includes outstanding options to purchase 18,000 shares of Common Stock which are exercisable within 60 days.
Includes	600 shares owned indirectly, held by spouse.
(7)	Includes outstanding options to purchase 23,293 shares of Common Stock which are exercisable within 60 days.
(8)	Includes outstanding options to purchase 19,000 shares of Common Stock which are exercisable within 60 days.
(9)	Includes outstanding options to purchase 20,600 shares of Common Stock which are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission and NASDAQ. Based on a review of the copies of such reports, the Company believes that during the fiscal year ending September 30, 2006 its executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, with the following exceptions: Thomas L. Gough, President and Director of the Company, inadvertently filed late a Form 4 reporting one transaction from May 1, 2006; Peter J. Gaffney, Chief Executive Officer and Director of the Company, inadvertently filed late a Form 4 reporting one transaction from March 29, 2006; Patrick R. Woods, an executive officer of the Company inadvertently filed three Form 4’s late, reporting late one transaction from April 4, 2006, one transaction from June 2, 2006 and one transaction from September 8, 2006; Dominic A. Laiti, an outside Director of the Company, inadvertently filed late a Form 4 reporting one transaction from February 9, 2006; and R. Doss McComas, an outside Director of the Company, inadvertently filed late a Form 4 reporting one transaction from February 9, 2006.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors met eight times in the fiscal year ended September 30, 2006. Each of the Company’s incumbent directors attended at least 75% of all meetings of the Board of Directors, each of the Board members attended the 2006 annual meeting of stockholders, and each of the Company’s incumbent directors who was a member of a committee attended at least 75% of all meetings of the committee.

The Company has five standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and two Special Committees, one to manage the SEC/NASDAQ inquiry and a second to manage the strategic alternatives process. The current members of the committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating Committee	Special Committee (SEC/NASDAQ Inquiry)	Special Committee (Strategic Alternatives)
John M. Albertine		X	X	X	X
Alan W. Baldwin		X	Chair	X	X
Paul G. Casner Jr.		X		X	X
Peter J. Gaffney
Thomas L. Gough
William F. Harley III			X		X
Dominic A. Laiti	Chair	Chair		X	Chair
William F. Leimkuhler	X	X	X	Chair	X
R. Doss McComas	X	X		X	X

Mr. Albertine, Mr. Baldwin, Mr. Casner, Mr. Harley, Mr. Laiti, Mr. Leimkuhler and Mr. McComas have been determined by the Board of Directors to be independent in accordance with the applicable rules of the Nasdaq National Market.

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, engages independent public accountants, reviews with the independent public accountants the plan and results of the audit engagement, reviews the independence of the Company’s public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls.

As of September 30, 2006, the Company’s Audit Committee consisted of Dominic A. Laiti, William Leimkuhler, R. Doss McComas and Mark D. Funston, each of whom was independent within the meaning of applicable rules and regulations. The Audit Committee currently consists of Dominic A. Laiti, William Leimkuhler, and R. Doss McComas, each of whom is independent within the meaning of applicable rules and regulations. The Audit Committee met four times in the fiscal year ended September 30, 2006. The Audit Committee meetings were held concurrently with the meetings of the Board of Directors.

At least one member of the Company’s Audit Committee is a financial expert. The Board of Directors has determined that Dominic Laiti is the “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Laiti has a broad financial background. He was founder, President and Director of Globalink, Inc. (an AMX company), from January 1990 to December 1994. Mr. Laiti was President of Hadron, Inc. from 1979 to 1989; Vice President of Xonics, Inc. from 1972 to 1979; and Vice President of KMS Industries from 1968 to 1972. While serving in these positions, Mr. Laiti supervised individuals responsible for Hadron’s financial statements. He has over 30 years of experience in starting, building, and managing high-technology private and public companies with annual revenues from $2 million to over $120 million.

The Audit Committee also appointed Mr. Laiti as the Audit Committee Chairperson in light of Mark Funston’s resignation from the Board and Audit Committee effective November 10, 2006.

The Board of Directors has adopted a charter for the Audit Committee, a copy of which is presented in Appendix A and is also available on the Company’s website at www.integ.com. For more information regarding the Audit Committee, see “Audit Committee Report”.

Compensation Committee

The Compensation Committee determines the salary and bonus for the Chief Executive Officer, other named executive officers, and on occasion, certain other members of management of the Company. The Compensation Committee also administers the Company’s 2002 Stock Option Plan.

As of September 30, 2006, the Company’s Compensation Committee consisted of Dominic A. Laiti, William Leimkuhler, R. Doss McComas and Mark D. Funston, each of whom was independent within the meaning of applicable rules and regulations. The Compensation Committee currently consists of John Albertine, Alan Baldwin, Paul Casner, Dominic Laiti, William Leimkuhler and R. Doss McComas, each of whom is independent within the meaning of applicable rules and regulations. The Compensation Committee met three times in the fiscal year ended September 30, 2006. For more information, see “Compensation Committee Report.”

Nominating Committee

The Board of Directors of the Company has established a Nominating Committee of independent directors of the Company and a charter for the Nominating Committee. The Nominating Committee was formed on October 27, 2007 and has met once since then. Each of the directors who serves on the Nominating Committee is independent within the meaning of applicable Nasdaq and SEC rules and regulations. The charter states that the Nominating Committee shall (1) identify qualified individuals to become directors of Integral, (2) recommend to the Board qualified director nominee(s) for election at the annual meeting and special meetings of stockholders and persons to be considered to fill any board vacancy and any newly created directorship, and (3) recommend to the Board membership on Integral’s Audit Committee. Each Nominating Committee member shall be appointed and may be removed at any time with or without cause by the Board. The Committee shall consist of no fewer than three directors. The Board may appoint a Chairperson of the Committee. If the Board does not appoint a Chairperson, the Committee may elect a Chairperson of the Committee. A current copy of the Nominating Committee charter is available on the Company’s website at www.integ.com.

The Nominating Committee in identifying and recommending nominee(s) for election to the Board may consider any and all factors that it deems to be relevant. Such factors may or may not include, among others, the following: relevant business and industry experience; level of education; business acumen; understanding of the Company’s business and industry; strategic thinking and willingness to share ideas; network of contacts; diversity of experiences, expertise and backgrounds among Board members; and independence. The Nominating Committee does not have a formal policy for consideration of director candidates recommended for selection as a nominee for election to the Board by the Company’s stockholders other than that the Nominating Committee will evaluate stockholder-recommended candidates using the same criteria as internally generated candidates.

The Company’s Nominating Committee currently consists of John M. Albertine, Alan W. Baldwin, William F. Harley III and William Leimkuhler.

Special Committee (SEC/NASDAQ Inquiry)

The Board of Directors of the Company has established a Special Committee (SEC/NASDAQ Inquiry) of independent directors of the Company to supervise the Company’s responses to the SEC and NASDAQ inquiries about the circumstances related to Bonnie K. Wachtel’s refusal to stand for re-election as a director of the Company and to investigate matters related to the inquiries. See “Other Matters – Litigation.” As of September 30, 2006, the Company’s Special Committee (SEC/NASDAQ Inquiry) consisted of Dominic A. Laiti, William Leimkuhler, R. Doss McComas and Mark D. Funston. The Special Committee (SEC/NASDAQ Inquiry) currently consists of John Albertine, Alan Baldwin, Paul Casner, Dominic Laiti, William Leimkuhler and R. Doss McComas.

Special Committee (Strategic Alternatives)

The Board of Directors of the Company has established a Special Committee (Strategic Alternatives) of independent directors of the Company to manage the effort of exploring strategic alternatives to maximize shareholder value, including a possible sale of the Company. As of September 30, 2006, the Company’s Special Committee (Strategic Alternatives) consisted of Dominic A. Laiti, William Leimkuhler, R. Doss McComas and Mark D. Funston. The Special Committee currently consists of John Albertine, Alan Baldwin, Paul Casner, William Harley, Dominic Laiti, William Leimkuhler and R. Doss McComas.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with the Board of Directors should do so in writing, addressed to R. Doss McComas at Cybercommunitys Inc., P.O. Box 1136, Front Royal, VA 22630. These communications will not be screened by management prior to receipt by the Board of Directors.

Code of Ethical Conduct

The Board of Directors has adopted a written code of ethical conduct, a copy of which is available on the Company’s website at www.integ.com. The Company requires all directors, officers and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place.

Director Compensation

Directors who are employees of the Company do not receive any compensation for their service as directors. Effective October 1, 2006, the Company pays each director who is not an employee and who is not the Chairman of the Board of the Company an aggregate of $24,000 per year for their services. In addition, directors receive an additional $6,000 for each committee they serve, up to a maximum of two committees. The amounts are paid in equal quarterly installments. From December 1, 2005 until September 30, 2006, the Company paid each director who is not an employee and who is not the Chairman of the Board of the Company an aggregate of $20,000 per year for their services, which was increased from $18,500 effective December 1, 2005. The amount was paid in equal quarterly installments. Directors who are not employees of the Company are also granted options to purchase a discretionary number of shares of the Company’s common stock pursuant to the Stock Option Plan as determined by the Compensation Committee. Prior to August 2005, outside directors were annually granted options to purchase 5,000 shares of the Company’s common stock pursuant to the Stock Option Plan.

Effective April 21, 2006, R. Doss McComas was appointed Chairman of the Board and is being compensated at an aggregate of $48,000 per year effective February 1, 2007 for his services, which was decreased from $12,000 per month for the period May 1, 2006 until January 31, 2007. In addition, the Chairman of the Board receives $6,000 for each committee he serves, up to a maximum of two committees. The amounts are paid in equal quarterly installments.

The following table sets forth compensation received by the Company’s outside directors during fiscal year 2006:

Name	Annual Compensation	Option Shares Granted
Dominic A. Laiti	$22,625	25,000
R. Doss McComas	$74,292	25,000
Bonnie Wachtel	$10,228	5,000
Mark D. Funston	$10,678	20,625
William Leimkuhler	$8,233	20,000

In addition, at a meeting of the Board of Directors of the Company held on December 6, 2006, the Board elected to make a one-time payment in the amount of $15,000 to each of Messrs. Leimkuhler and Laiti for additional services rendered as Board members.

Compensation Committee Interlocks and Insider Participation

As of September 30, 2006, the Company’s Compensation Committee consisted of Dominic A. Laiti, William Leimkuhler, R. Doss McComas and Mark D. Funston, each of whom was independent within the meaning of applicable rules and regulations. The Compensation Committee currently consists of John Albertine, Alan Baldwin, Paul Casner, Dominic Laiti, William Leimkuhler and R. Doss McComas, each of whom is independent within the meaning of applicable rules and regulations. Mark Funston served on the Compensation Committee from May 2006 until his resignation on November 10, 2006.

Compensation Committee Report

The Compensation Committee’s goals with respect to executive officers, including the chief executive officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. When determining adjustments to an individual’s compensation package, the Compensation Committee evaluates the importance to stockholders of that person’s continued service.

The executive officers’ compensation structure consists of (1) base salary, (2) cash bonus and (3) stock options.

Base Salary. Salaries for the fiscal year ended September 30, 2006 were set based on the above factors and after review of established fiscal year goals and industry comparables. The Company’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit individuals possessing the skills and values necessary to achieve the Company’s vision and mission over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of Company management, change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility and changes in the market for executives with similar credentials. Determinations of appropriate base salary levels and other compensation elements are generally made through consideration of a variety of industry surveys and studies, as well as by monitoring developments in relevant industries.

Cash Bonus. Bonuses for the fiscal year ended September 30, 2006 were awarded for accomplishments during such fiscal year. Bonuses were determined by the Compensation Committee with advice from Company management, based upon the Committee’s assessment of the individual’s contributions toward Company goals and objectives. In addition, the committee reviewed and considered industry comparables.

Stock Options. Stock options have been a fundamental element in the Company’s executive compensation program because they emphasize long-term Company performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, changes in responsibility and the executive officer’s achievement of individual goals. The Company generally has awarded options to officers upon the commencement of employment and at regular intervals, but other awards may be made as well. Options granted to employees have generally vested over periods ranging from one to five years after grant.

Compensation of the Chief Executive Officer

Mr. Chamberlain’s 2006 compensation consisted of base salary. The Committee used the criteria discussed above in determining his salary, consistent with the method used for determining the other executive officers compensation. Mr. Chamberlain’s base salary was set at an annual rate of $313,810, an increase of 4% over the prior year’s salary.

Mr. Chamberlain resigned from the offices of Chairman of the Board, Chief Executive Officer and Director of the Company, effective April 21, 2006. On May 17, 2006, the Company entered into a consulting agreement with Mr. Chamberlain. The consulting agreement provided that Mr. Chamberlain would consult with the Company as the Company’s executive management and Board of Directors deemed necessary to explore strategic alternatives to maximize shareholder value, including the possible sale of the Company. Under the terms of the consulting agreement, Mr. Chamberlain was compensated at the rate of $25,000 per month plus reasonable out-of-pocket expenses, and he agreed not to engage in or conduct any business which directly or indirectly competes or interferes with the business conducted by the Company from the date of the consulting agreement until six months after the termination or expiration of the consulting agreement. The consulting agreement terminated on December 31, 2006. In addition, the Company paid Mr. Chamberlain, in accordance with the Company’s severance policy, two weeks of his base salary (at the salary rate in effect as of the date of his termination) for each of the 24 years that he was employed by the Company plus the balance of his accumulated vacation. Further, as consideration for Mr. Chamberlain’s execution of a General Release Agreement with the Company dated May 17, 2006 with respect to any claims arising from his employment or as a result of his termination from employment by the Company, the Company extended the period in which Mr. Chamberlain could exercise his option rights and his health care and other benefits coverage through the earlier of December 31, 2006 or the date in which there is a change of control of the Company.

Mr. Gaffney’s 2006 compensation consisted of base salary, stock options and a cash bonus award. The Committee used the criteria discussed above in determining each of these elements consistent with the method used for determining the other executive officers compensation. Mr. Gaffney’s base salary was set at an annual rate of $250,016, an increase of 6.6% over his prior salary as executive vice president and chief operating officer.

On May 3, 2006, Mr. Gaffney was awarded 30,000 options to purchase shares of the Company’s common stock. The shares vest over a five year period.

The Committee awarded Mr. Gaffney a fiscal year 2006 bonus in the amount of $35,000 and may elect to pay additional bonus amount of up to $35,000 at a future date yet to be determined. The bonus amount was arrived at after the Committee discussed management’s bonus recommendation with the Board of Directors and discussed the methodology used to arrive at the bonus amount. The Committee also took into consideration its own analysis of the CEO’s performance along with the overall performance of the Company in making its determination.

Submitted by members of the Compensation Committee:
John M. Albertine
Alan W. Baldwin
Paul G. Canser Jr.
Dominic A. Laiti
William Leimkuhler
R. Doss McComas

Audit Committee Report

The Audit Committee of the Board of Directors consists of Dominic A. Laiti, R. Doss McComas and William Leimkuhler, all of whom are outside non-employee directors. Mark Funston served on the Audit Committee until his resignation November 10, 2006. Each of the members of the Audit Committee is considered independent as defined under the applicable National Association of Securities Dealers’ listing standards governing the qualification of Audit Committee members. The duties and responsibilities of the Audit Committee are laid out in a written charter, which was adopted by the Board of Directors on June 14, 2000, as amended and restated on February 7, 2007, and which is incorporated as Appendix A of this Proxy Statement.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2006 with management and with Bernstein & Pinchuk, LLP, the Company’s independent auditors for fiscal year 2006. The Audit Committee has discussed with Bernstein & Pinchuk, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Bernstein & Pinchuk, LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) and has discussed with Bernstein & Pinchuk LLP their independence. Based on the review of the audited financial statements and the discussions and review with management and Bernstein & Pinchuk, LLP mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended September 30, 2006 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the Securities and Exchange Commission.

Submitted by the members of the Audit Committee:

Dominic A. Laiti

William Leimkuhler

R. Doss McComas

Principal Accountant Fees and Services – Bernstein & Pinchuk, LLP

The following is a summary of fees recorded by the Company in fiscal years 2006 and 2005 for professional services rendered by Bernstein & Pinchuk, LLP.

Fee Category	Fiscal 2006	Fiscal 2005
Audit fees	$72,310	$0
Audit-related fees	28,547	0
Tax fees	0	0
All other fees	0	0
Total fees	$100,857	$0

Accountant Fees and Services – Ryan, Sharkey & Crutchfield, LLP

The following is a summary of fees recorded by the Company in fiscal years 2006 and 2005 for professional tax services rendered by Ryan, Sharkey & Crutchfield, LLP.

Fee Category	Fiscal 2006	Fiscal 2005
Audit fees	$0	$0
Audit-related fees	0	0
Tax fees	39,629	0
All other fees	0	0
Total fees	$39,629	$0

Accountant Fees and Services – Grant Thornton, LLP

The following is a summary of fees recorded by the Company in fiscal years 2006 and 2005 for professional services rendered by Grant Thornton, LLP. The audit fees billed by Grant Thornton, LLP in fiscal year 2006 pertain to the audit of the Company’s financial statements for fiscal year 2005.

Fee Category	Fiscal 2006	Fiscal 2005
Audit fees	$52,651	$261,000
Audit-related fees	115,169	40,000
Tax fees	6,300	28,000
All other fees	0	6,000
Total fees	$174,120	$335,000

Accountant Fees and Services – Ernst & Young, LLP

The following is a summary of fees recorded by the Company in fiscal years 2006 and 2005 for professional services rendered by Ernst & Young, LLP. The audit fees billed by Ernst & Young in fiscal year 2005 pertain to the audit of the Company’s financial statements for fiscal year 2004.

Fee Category	Fiscal 2006	Fiscal 2005
Audit fees	$0	$0
Audit-related fees	32,000	22,000
Tax fees	0	0
All other fees	0	0
Total fees	$32,000	$22,000

Audit Fees. Audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, the audit of management’s assessment of its internal controls, review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by an auditor in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees represent professional services rendered for assurance and related services that are reasonably related to the audit of the Company’s annual financial statements for the 2006 and 2005 fiscal years and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q for the 2006 and 2005 fiscal years. These services included the review of a Registration Statement of the Company on Form S-3 and related amendments, employee benefit plan audits, and consultations concerning financial accounting and reporting standards and transactions.

Tax Fees. Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.

All other Fees. Consists of fees billed for professional services, other than the services reported as “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

In accordance with the Company’s Audit Committee Charter, the Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to the Company by its independent auditors (subject to the de minimus exception for non-audit services contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended), all as required by applicable law or listing standards. The independent auditors and the Company’s management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

Change in Independent Auditors

As reported in the Company’s Current Report on Form 8-K filed on January 23, 2006 with the Securities and Exchange Commission (the “Company’s January 23, 2006 8-K”), on January 17, 2006, the Company was notified by Grant Thornton that Grant Thornton resigned as the Company’s independent auditors.

As reported in the Company’s January 23, 2006 8-K, Grant Thornton’s audit reports on the Company’s consolidated financial statements for the fiscal years ended September 30, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As reported in the Company’s January 23, 2006 8-K, during the Company’s fiscal years ended September 30, 2004 and 2005 and the subsequent interim period preceding the date of Grant Thornton’s resignation, there were no “disagreements,” as that term is defined in Item 304(a) of Regulation S-K and the instructions related thereto, with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its report.

As reported in the Company’s January 23, 2006 8-K, during the Company’s fiscal years ended September 30, 2004 and 2005 and the subsequent interim period preceding the date of Grant Thornton’s resignation, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the instructions related thereto.

As reported in the Company’s Current Report on Form 8-K filed on February 3, 2006 with the Securities and Exchange Commission (the “Company’s February 2006 8-K”), on February 1, 2006, the Company had selected and engaged Bernstein & Pinchuk LLP (“Bernstein & Pinchuk”) as the Company’s independent auditors to audit the Company’s books and records for fiscal year 2006. The engagement of Bernstein & Pinchuk was recommended and approved by the Audit Committee of the Company on February 1, 2006.

As reported in the Company’s February 2006 8-K, during the Company’s fiscal years ended September 30, 2004 and 2005 and the subsequent interim period prior to the engagement of Bernstein & Pinchuk, the Company has not (nor has someone on the Company’s behalf) consulted Bernstein & Pinchuk regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that Bernstein & Pinchuk concluded was an important factor considered by the Company as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304 of Regulation S-K and the instructions related thereto, or a “reportable event,” as that term is defined in Item 304 of Regulation S-K and the instructions related thereto.

The Company has selected and engaged Bernstein & Pinchuk LLP (“Bernstein & Pinchuk”) as the Company’s independent auditors to audit the Company’s books and records for fiscal year 2007. The engagement of Bernstein & Pinchuk was recommended and approved by the Audit Committee of the Company on December 6, 2006.

A representative of Bernstein & Pinchuk is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders. A representative of Grant Thornton is not expected to be present at the Annual Meeting.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following table sets forth compensation received by the Company’s CEO and four highest paid executive officers who were serving as executive officers of the Company at the end of fiscal year 2006 and who earned over $100,000 during the fiscal year ended September 30, 2006:

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Options	All Other Compensation [1]
Chief Executive Officer (former)
Steven R. Chamberlain	2006	$488,546	$0		0	$139,980	[2]
	2005	$299,960	$60,000		0	$23,100
	2004	$288,532	$60,000		10,000	$23,332

Chief Executive Officer (current)
Peter J. Gaffney	2006	$234,794	$35,000	[3]	30,000	$25,744
	2005	$208,150	$65,000		0	$22,859
	2004	$197,808	$45,000		18,000	$21,595

President
Thomas L. Gough	2006	$242,393	$25,000	[4]	6,000	$23,783
	2005	$235,345	$50,000		0	$23,505
	2004	$223,682	$35,000		6,000	$24,264

Exec. Vice President, Managing Director of Operations
Gary A. Prince	2006	$241,707	$0	[5]	6,000	$23,849
	2005	$223,621	$55,000		0	$23,223
	2004	$213,428	$45,000		6,000	$23,016

Exec. Vice President, Chief Financial Officer
Elaine M. Brown	2006	$217,256	$30,000	[6]	6,000	$58,203
	2005	$195,180	$60,000		0	$21,432
	2004	$197,808	$45,000		6,000	$21,501

Exec. Vice President, Commercial Division
Stuart C. Daughtridge	2006	$206,102	$62,000		6,000	$22,722
	2005	$197,988	$55,000		0	$21,746
	2004	$185,856	$35,000		6,000	$20,087

Exec. Vice President, Government Division
James G. Schuetzle	2006	$196,333	$61,000		3,500	$21,587
	2005	$180,499	$25,000		0	$19,799
	2004	$170,518	$12,500		3,500	$18,661

(1)	All Other Compensation represents employer pension contributions and optional one-time payout of vacation leave balance in excess of 200 hours. It does not include the value of insurance premiums paid by or on behalf of the Company with respect to term life insurance for the benefit of each identified individual in the amounts of $574, $598 and $689 for fiscal years 2006, 2005 and 2004, respectively.
(2)	Includes compensation pursuant to Consulting Agreement dated May 17, 2006 between Steven R. Chamberlain and the Company.
(3)	Compensation Committee may elect to pay additional bonus amount of up to $35,000 at a future date yet to be determined.
(4)	Compensation Committee may elect to pay additional bonus amount of up to $25,000 at a future date yet to be determined.
(5)	Compensation Committee may elect to pay bonus amount of up to $60,000 at a future date yet to be determined.
(6)	Compensation Committee may elect to pay additional bonus amount of up to $30,000 at a future date yet to be determined.

Option/SAR Grants in Last Fiscal Year

Stock option/SAR grants otherwise reportable pursuant to Item 402(c) of Regulation S-K under the Securities Exchange Act of 1934, as amended, were made during the fiscal year ended September 30, 2006 to the following named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants
Name	Number of Options/ SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise/Base Price($)	Expiration Date	Grant Date Present Value(1)
CEO (former)
Steven R. Chamberlain	0	0%	N/A	N/A	N/A

CEO (current)
Peter J. Gaffney	30,000	15.5%	$27.64	2012	$286,620

PRESIDENT
Thomas L. Gough	6,000	3.1%	$27.64	2012	$57,324

EVP, MANAGING DIRECTOR OF OPERATIONS
Gary A. Prince	6,000	3.1%	$27.64	2012	$57,324

EVP, CHIEF FINANCIAL OFFICER
Elaine M. Brown	6,000	3.1%	$27.64	2012	$57,324

EVP, COMMERCIAL DIVISION
Stuart C. Daughtridge	6,000	3.1%	$27.64	2012	$57,324

EVP, GOVERNMENT DIVISION
James G. Schuetzle	3,500	1.8%	$27.64	2012	$33,439

(1)	Grant date present value is calculated on the date of the grant using the Black-Scholes options pricing model assuming the following: dividend yield of .66%, risk-free interest rate of 4.82%, expected volatility of 34.79%, and an expected term of the option of 4.5 years. This value is then multiplied by the number of options granted.
(2)	All of the options granted to individuals in the above table in the last fiscal year vest 20% per year for five years and expire 6 years from the grant date of the option.

Fiscal Year 2006 Stock Option Exercises and Fiscal Year-End Option Values

Seven of the executives named below exercised options during the fiscal year ended September 30, 2006.

Steven R. Chamberlain exercised a total of 12,000 stock options, including 7,522 Incentive Stock Options and 4,478 Non-statutory Stock Options. Peter J. Gaffney exercised 7,000 stock options, including 4,262 Incentive Stock Options and 2,738 Non-statutory Stock Options. Elaine M. Brown exercised 26,138 stock options, including 6,000 Incentive Stock Options and 20,138 Non-statutory Stock Options. Thomas L. Gough exercised 36,537 stock options, including 14,000 Incentive Stock Options and 22,537 Non-statutory Stock Options. Gary A. Prince exercised 11,707 stock options, including 5,000 Incentive Stock Options, and 6,707 Non-statutory Stock Options. Stuart C. Daughtridge exercised 2,000 Incentive Stock Options. James G. Schuetzle exercised 3,500 non-statutory Stock Options.

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/ SARS at FY end (#)		Value of Unexercised In- the-Money Options/ SARS at FY end ($)[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Chief Executive Officer (former) Steven R. Chamberlain	12,000	$348,460	49,000	0	$563,200	$0
Chief Executive Officer (present) Peter J. Gaffney	7,000	$186,580	43,000	30,000	$515,080	$108,600
President Thomas L. Gough	36,537	$990,922	8,463	6,000	$86,190	$21,720
Executive Vice President, Managing Director of Ops Gary A. Prince	11,707	$326,078	23,293	6,000	$270,938	$21,720
Executive Vice President, Chief Financial Officer Elaine M. Brown	26,138	$789,000	10,862	6,000	$112,561	$21,720
Executive Vice President, Commercial Division Stuart C. Daughtridge	2,000	$55,550	18,000	6,000	$210,620	$21,720
Executive Vice President, Government Division James G. Schuetzle	3,500	$102,585	19,000	3,500	$192,180	$12,670

(1)	Value for “In the Money” options represents the difference between the exercise prices of outstanding options and the fair market value of the Company’s common stock of $31.26 per share at September 30, 2006.

Employment Agreements

The Company has entered into Change of Control Agreements with the following executive officers of the Company (each, an “Executive Change of Control Agreement” and collectively, the “Executive Change of Control Agreements”): Peter Gaffney, Chief Executive Officer; Thomas Gough, President; Patrick Woods, Executive Vice President, Business Development; Stuart Daughtridge, Executive Vice President, Commercial Division; Elaine M. Brown, Executive Vice President and Chief Financial Officer; Gary A. Prince, Executive Vice President and Managing Director of Operations; and James Schuetzle, Executive Vice President, Government Division.

Each of the Executive Change of Control Agreements has identical terms and provides for severance payments and certain other benefits that will be paid to an executive officer whose employment with the Company is terminated under specified conditions (a “Protected Termination”) within two years after or in anticipation of a change of control of the Company (each, a “Change of Control”). Under the Executive Change of Control Agreements, a Change of Control generally is deemed to have occurred if, among other things, (i) a person or group acquires beneficial ownership of securities representing 50% or more of the combined voting power of the Company, (ii) the Company’s stockholders approve an agreement to merge or consolidate with another corporation, (iii) the Company’s stockholders approve an agreement to dispose of all or substantially all of the assets of the Company or (iv) individuals who constitute the current Board of Directors of the Company (or whose selection as a director by the stockholders is approved by a majority of the current directors and any other directors so selected) (the “Board”) cease to constitute at least a majority of the Board. A Protected Termination under the Executive Change of Control Agreements generally refers to, among other things, (i) the Company’s termination of an executive officer without cause (a) within two years after a Change of Control or (b) before a Change of Control upon the request of a potential acquirer or in anticipation of a Change of Control, or (ii) the executive officer’s termination of his or her employment within two years after a Change of Control and (w) a substantial diminution of executive officer’s title, duties or responsibilities, (x) a reduction by the Company of executive officer’s base salary, (y) the Company’s material breach of the Executive Change of Control Agreement or (z) the relocation of the principal office of the Company to a location that would require the executive officer to travel beyond a certain distance.

In the event that there is a Protected Termination under the Executive Change of Control Agreements, the terminated executive officer generally will have the right (in addition to the right to receive his or her base salary, accrued benefits, expense reimbursements, and a pro rata portion of his or her target bonus) to, among other things, (i) receive a severance payment equal to two times the sum of his or her base salary and target bonus, (ii) participate in the Company’s insurance programs for a period of two years, (iii) have his or her outstanding stock options vest as of the date of his or her termination, (iv) receive a payment for all accrued and unused vacation time and (v) outplacement services.

In consideration of the foregoing, each executive officer generally has agreed in his or her Executive Change of Control Agreement to (a) not compete with Company in the business of building satellite ground systems for command and control, integration and test, data processing, and simulation for a period of two years in the event of a Protected Termination, (b) protect the Company’s confidential information during employment and after termination, (c) refrain from soliciting or inducing any employee of the Company from leaving their employment with the Company for a period of two years following his or her termination for any reason and (d) grant the Company a limited release prior to receiving severance payments or any other benefits provided under the Executive Change of Control Agreement. A form of the Executive Change in Control Agreements is available for review by referencing Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Eight other officers and key managers of the Company have also signed change of control agreements that are generally identical to the Executive Change of Control Agreements, except that (1) the cash severance payable to each such officer or manager in the event that there is a Protected Termination will be equal to one times (rather than two times) the sum of his or her base salary and target bonus, (2) such officer or manager will have the right to participate in the Company’s insurance programs for a period of one year (rather than two years) in the event of a Protected Termination, (3) the non-compete provision survives one year (rather than two years) in the event of a Protected Termination, and (4) such officer or manager has agreed to refrain from soliciting or inducing any employee of the Company from leaving their employment with the Company for a period of one year (rather than two years) following the officer’s or manager’s termination for any reason. A form of the Change of Control Agreements for eight other officers and key managers is provided as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006

The Company has entered into Transition Bonus Agreements (each, a “Transition Bonus Agreement” and collectively, the “Transition Bonus Agreements”) with each of Peter Gaffney, Thomas Gough, Patrick Woods, Stuart Daughtridge, Elaine M. Brown, Gary A. Prince and James Schuetzle, whereby the Company will pay a lump sum amount equal to $75,000, $30,000, $30,000, $50,000, $66,000, $70,000, $40,000, respectively, to such executive officers, in each case if such executive officer (i) remains employed by the Company through the period that ends 120 days following a change of control of the Company (which generally is deemed to have occurred if, among other things, (1) a person or group acquires beneficial ownership of securities representing 50% or more of the combined voting power of the Company, (2) the Company’s stockholders approve an agreement to merge or consolidate with another corporation, or (3) the Company’s stockholders approve an agreement to dispose of all or substantially all of the assets of the Company) (such period, the “Transition Period”) or (ii) is terminated by the acquirer prior to the end of the Transition Period if he or she makes himself or herself available to consult for the Company for a certain period of time. The Transition Bonus Agreements also provide each executive officer who remains employed by the Company through the date of the change of control the right to receive a bonus in the amount equal to his or her base salary multiplied by a certain percentage (the “Bonus Percentage”). The Bonus Percentage will equal 10% if the per share proceeds payable to the Company’s stockholders in connection with the change of control is equal to $32 and, if such proceeds are greater than $32, the Bonus Percentage will incrementally increase over 10% by .03333% for every one cent incremental increase above $32 in the per share proceeds payable to the Company’s stockholders in connection with the change of control. A form of the Transition Bonus Agreement is provided as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Certain other officers and key employees of the Company have also signed transition bonus agreements that are generally identical to the Transition Bonus Agreements described above but reflecting lesser amounts. Forms of the Transition Bonus Agreements for certain other officers and key employees are provided as Exhibit 10.14 and 10.15 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Indemnification Agreements exist between the Company and certain of its officers and all of its directors.

Compensation Pursuant to Plans

The Company’s Board of Directors awards annual bonuses to officers and employees on a discretionary basis. In fiscal year 2006, no formal plan existed for determining bonus amounts.

Effective October 1, 1987, the Company established a 401(k) pension and profit sharing plan (the “Plan”) under Section 401 of the Internal Revenue Code. Under the Plan, the Company currently, annually contributes a discretionary amount up to 11% of eligible employee’s salary. The employee may contribute up to an additional 25% as salary deferral up to statutory limitations.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the total return to stockholders of an investment in the Company’s Common Stock, the NASDAQ Computer & Data Processing Services Stock Index and the NASDAQ Composite Stock Market Index (US). The graph assumes $100 was invested in the Company’s Common Stock, the NASDAQ Computer & Data Processing Services Stock Index and the NASDAQ Composite Stock Market (US) on September 30, 2001 through September 30, 2006.

Total stockholder return in each case is calculated assuming reinvestment of all dividends. Note that historical stock price performance of the Company is not necessarily indicative of any future stock price performance.

	Sep-01	Sep-02	Sep-03	Sep-04	Sep-05	Sep-06
Integral Systems, Inc	100.00	105.93	100.17	108.15	114.41	173.28
NASDAQ Computer & Data	100.00	81.76	104.70	108.43	120.24	129.39
Processing Services Stocks
NASDAQ Market Index-US	100.00	78.77	120.00	127.48	145.51	153.45

OTHER MATTERS

Legal Proceedings

As previously disclosed, the SEC has issued a formal order of investigation regarding the Company. The SEC investigation relates to the previously disclosed informal inquiry by the SEC concerning the circumstances related to Bonnie K. Wachtel’s refusal to stand for re-election as a director of the Company. The Company and certain of its officers have received subpoenas in connection with the investigation. The Company is cooperating fully with the SEC in connection with the investigation.

The inquiry by the SEC and the previously disclosed inquiry by NASDAQ include questions as to whether Gary A. Prince, the Company’s Executive Vice President and Managing Director of Operations, was acting as a de facto executive officer of the Company prior to his promotion to his current position with the Company in August 2006. The inquiries also include questions as to whether Mr. Prince was practicing as an accountant before the Commission while an employee of the Company. Mr. Prince agreed with the SEC in 1997 to a permanent injunction barring him from practicing as an accountant before the SEC, as part of a settlement with the SEC related to Mr. Prince’s guilty plea to charges brought against him for conduct principally occurring in 1988 through 1990 while he was employed by Financial News Network, Inc. and United Press International. At the direction of the Special Committee (SEC/NASDAQ Inquiries), the Company placed Mr. Prince on paid administrative leave effective November 1, 2006, pending developments in the inquiries by the SEC and NASDAQ and the ongoing investigation by the Special Committee (SEC/NASDAQ Inquiry). The Company cautions that this action does not represent any determination by the Company with regards to the matters that are the subject of the investigation by the Special Committee (SEC/NASDAQ Inquiry), that no inferences should be made in connection with this action, and that the Company does not undertake any obligation to provide further updates with regards to any of these matters before the investigation by the Special Committee (SEC/NASDAQ Inquiry) is completed.

Certain Relationships and Related Transactions

On October 1, 2002, the Company acquired all of the issued and outstanding stock of RT Logic pursuant to the Reorganization Agreement for an initial purchase price payable to the shareholders of RT Logic of $13.25 million in cash and 683,870 shares of Integral Systems common stock, par value $0.01 per share. Pursuant to the terms of the Reorganization Agreement with RT Logic, in November 2002, the former shareholders of RT Logic subsequently received additional aggregate consideration equal to $500,000 in cash and 25,806 shares of Integral Common Stock.

The Reorganization Agreement provided that the former RT Logic shareholders were entitled to receive contingent purchase price, payable in accordance with the Reorganization Agreement in the event that RT Logic’s business met certain earnings performance targets during a period of up to four (4) years following the merger. Fifty percent (50%) of any contingent purchase price was payable in cash and fifty percent (50%) thereof was payable in shares of the Company’s common stock. Any of the Company’s common stock issued in connection with the contingent purchase price was valued based on a 30-trading-day average leading up to the end of each applicable earn out period. The contingent purchase price was subject to claims by the Company under the indemnification provisions of the Reorganization Agreement. For the year ended September 30, 2003 and pursuant to the Reorganization Agreement, in January 2004 the former shareholders of RT Logic received additional consideration of $3.8 million in cash and 209,926 shares of the Company’s common stock. For the year ended September 30, 2004 and pursuant to the Reorganization Agreement, in January 2005, the former shareholders of RT Logic received additional consideration of $4.2 million in cash and 230,349 shares of the Company’s common stock. For the year ended September 30, 2005 and pursuant to the Reorganization Agreement, in January 2006, the former shareholders of RT Logic received additional consideration of $3.8 million in cash and 171,396 shares of the Company’s common stock. This represented the final payment relating to the contingent purchase price in accordance with the Reorganization Agreement.

Patrick R. Woods, Executive Vice President, Business Development, of the Company, served as an independent director of RT Logic from June 26, 2000 until the consummation of the acquisition of RT Logic by the Company and held approximately 0.3% of the outstanding shares of RT Logic common stock at the effective time of such acquisition.

Stockholder Proposals for Annual Meetings

The Amended and Restated By-laws of the Company (the “Bylaws”) provide that, to be properly brought before the annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by the Company pursuant to the Bylaws, (2) brought before the annual meeting by or under the direction of the board of directors (or the chairman of the board, the chief executive officer or the president), or (3) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. The Bylaws provide that nominations of persons for election to the board of directors of the Company may be made at the annual meeting, by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by any stockholder of the Company entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the board of directors or by any nominating committee or person appointed by the board of directors, can only be made pursuant to timely notice in writing to the Secretary of the Company.

In each case, to be timely, such stockholder’s notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting. If, during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year’s annual meeting (other than as a result of adjournment), then, to be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement (as described in the Company’s Bylaws) of the date of the annual meeting is first made.

Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of the Company stock which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; (b) as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and (3) any material interest of the stockholder in such business; and (c) as to the stockholder giving the notice, (1) the name and address of the stockholder and (2) the class and number of shares of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee or stockholder to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or the eligibility of the stockholder to bring business before the annual meeting.

If a stockholder intends to present a stockholder proposal at the 2008 annual meeting in a manner other than by the inclusion of the proposal in the Company’s proxy statement and proxy relating to that meeting, unless the stockholder has timely notified the Company of such intention pursuant to the notice requirements set forth above, the proxies named by the Company may exercise their discretionary voting authority on the matter in accordance with their best judgment.

Pursuant to applicable rules under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in the Company’s 2008 Proxy Statement and proxy card. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 16, 2007. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. Any such stockholder proposal should be addressed to the Company’s Secretary, Elaine M. Brown, and delivered to the Company’s principal executive offices at 5000 Philadelphia Way, Lanham, Maryland 20706-4417. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Annual Report

The Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended September 30, 2006, is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting www.integ.com or upon written request to the Company at 5000 Philadelphia Way, Lanham, Maryland 20706-4417, Attn.: Elaine M. Brown, Corporate Secretary.

Other Business

The business scheduled to come before the 2007 Annual Meeting is as set forth in the Notice of Meeting described in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas L. Gough
March 15, 2007	Thomas L. Gough
Lanham, Maryland	President

ATTACHMENT A

INTEGRAL SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Adopted June 14, 2000,

as Amended and Restated February 7, 2007

I.	PURPOSE

The primary purpose of the Audit Committee (the “Audit Committee”) of Integral Systems, Inc. (the “Company”), is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the qualifications, independence and performance of the Company’s independent auditors; (iv) the compliance by the Company with legal and regulatory requirements relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including, without limitation, the Company’s disclosure controls and procedures; (v) fostering open communication between the Board of Directors of the Company (the “Board of Directors”), senior management of the Company and the independent auditors; and (vi) the fulfillment of the other responsibilities set forth herein.

II.	ORGANIZATION/COMPOSITION

The Board of Directors shall appoint the members of the Audit Committee, which shall consist of at least three directors (with the exact number to be determined from time to time by resolution of the Board of Directors), each of whom shall meet the independence and experience requirements of the Nasdaq Stock Market and other applicable laws and regulations (including, without limitation, the rules and regulations of the Securities and Exchange Commission) and shall be free from any relationship that would interfere with the exercise of independence in the performance of his or her duties as an Audit Committee member. The Board of Directors shall elect one of the members of the Audit Committee to act as Chairman of the Audit Committee. Each of the members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. None of the members of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert,” as such term is defined under the rules and regulations of the Securities and Exchange Commission. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his or her financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.	MEETINGS

The Audit Committee shall meet from time to time upon the call of any of the members of the Audit Committee, or the Chairman of the Board of Directors of the Company, on 24 hours notice to each member of the Audit Committee, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other similar form of communication. Notice of any such meeting need not be given to any member of the Audit Committee, however, if waived by him or her in writing (or by telegraph, telex, cable, wireless or other form of recorded communication), or if he or she shall be present at such meeting. At all meetings of the Audit Committee, a majority of the members of the Audit Committee then in office immediately before the meeting begins shall constitute a quorum for the transaction of business. The meeting may be convened at a location selected by the Audit Committee members or at the same location where the quarterly meeting of the Board of Directors is held if such Audit Committee meeting is held either immediately before or immediately after such quarterly meeting of the Board of Directors. The meeting of the Audit Committee may also be held by conference call or other communications equipment if all persons participating in the meeting can hear each other at the same time. The Chairman of the Audit Committee shall be responsible for conducting the meetings and the Audit Committee members shall have sole discretion to formulate the agenda and select attendees for the meetings. The Audit Committee shall regularly report to the full Board of Directors in a timely fashion on its activities and findings and put forward any recommendations or comments.

Prior to each Audit Committee meeting and no less than on a quarterly basis, the Audit Committee shall be responsible for meeting with at least one member from senior management and the independent auditors either in person or by telephone to discuss the Company’s financial statements to be filed with Securities and Exchange Commission for the most recent calendar quarter and fiscal year to date period. This meeting will be for the purpose of reviewing the financial statements and any significant accounting issue that may have arisen in the preparation of the financial statements, including but not limited to accounting estimates, financial disclosure, accounting principles and disagreements (if any) with the independent auditors.

IV.	FUNDING

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisors employed or retained by the Audit Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

V.	RESPONSIBILITIES AND DUTIES

In addition to the other responsibilities, authority and duties set forth herein, the Audit Committee shall:

1.	Review and periodically reassess this Charter at least annually, and recommend any proposed changes to the Board of Directors for approval.

2.	Select, evaluate, appoint, replace and oversee the independent auditors. The independent auditors must report directly to the Audit Committee.

3.	Approve guidelines for the retention of the independent auditors for any non-audit services in accordance with applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Audit Committee shall approve in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to the Company by the independent auditors (subject to the de minimus exception for non-audit services contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended), all as required by applicable law or listing standards.

4.	Obtain from the Company’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with

Independence Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take or recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditors.

5.	Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinion of management. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1 – “Independence Discussions with Audit Committees”).

6.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Review information received from the independent auditors regarding the scope of the audit and the audit procedures to be used in the course of the current year’s audit. At the conclusion of the audit, discuss with the independent auditors the Company’s annual financial statements and the independent auditors’ report on the financial statements. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit. Inquire of the independent auditors about the appropriateness of the significant accounting estimates, financial disclosures and accounting principles of the Company. Review and discuss with management the annual audited financial statements and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

8.	Discuss with the independent auditors and management disagreements, if any, which arose during the course of the audit and preparation of the financial statements. Review and discuss with management and the independent auditors any significant findings or recommendations made by the independent auditors during the course of the audit and management response to these findings. Inquire of the independent auditors if any changes were made to the initial scope and plan of the audit and reasons for these changes.

9.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

10.	Perform any other activities, on an as needed basis, to allow the Audit Committee to perform its duties under this Charter and fulfill its obligations under the rules of the Nasdaq Stock Market and other applicable laws and regulations.

11.	Engage independent counsel and other advisors, as it determines necessary to carry out its duties.

12.	Approve all related party transactions, as defined under the rules of the Nasdaq Stock Market.

13.	Perform such other activities, consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

PROXY CARD

INTEGRAL SYSTEMS, INC.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

The undersigned hereby appoints Elaine Brown and Albert Alderete, or either of them, as proxy with full powers of substitution, to vote all shares of the Common Stock of Integral Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 18, 2007 (the “Annual Meeting”) and at any adjournment(s) or postponement(s) thereof, upon the items described in the Proxy Statement. The undersigned acknowledges receipt of notice of the meeting and the Proxy Statement.

The Board of Directors Recommends a Vote “FOR” the Election of Each of the Nominees Listed Below.	For All	Withhold from All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

Proposal 1 - To elect as Directors the following nominees:
John M. Albertine	☐	☐	☐
Alan W. Baldwin
Paul G. Casner Jr.
Peter J. Gaffney
Thomas L. Gough
William F. Harley III
William Leimkuhler
R. Doss McComas

If you do not withhold authority to vote for the election of the nominee as provided herein, you shall be deemed to have granted such authority.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

This Proxy, when properly executed, will be voted as directed herein. Unless contrary instructions are properly given, the shares represented by this proxy will be voted “FOR” the nominee and the proposal set forth in proposal no. 1

Please date and sign this proxy exactly as your name appears hereon.

Number of Shares	Print Name

Date	Signature of Owner

Additional Signature of Joint Owner (if any)
If stock is jointly held, each joint owner should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title.

B-1